                SECOND AMENDMENT TO FUND PARTICIPATION AGREEMENT

     The Fund Participation Agreement (the "Agreement"), entered into as of September 17, 1996, between Lincoln National Life Insurance Company (the "Company"); Dreyfus Variable Investment Fund, The Dreyfus Socially Responsible Growth Fund, Inc. and Dreyfus Life and Annuity Index Fund, Inc. (d/b/a Dreyfus Stock Index) (each a "Fund") is hereby amended as of August 1, 2002 as follows:

     Section 3.4 (a.) to the Agreement is hereby amended to add the following provision in its entirety:

          In the event of any material error in the calculation or communication of net asset value, dividends or capital gain information or any delay in the communication, the responsible party or parties shall reimburse the Company for any losses or reasonable costs incurred as a result of the error or delay, including but not limited to, amounts needed to make contractowners whole and reasonable administrative costs necessary to correct the error.

     ARTICLE XII. NOTICE is hereby amended such that the addresses for the Insurance Company are replaced in its entirety with the following:

          Insurance Company:

               The Lincoln National Life Insurance Company
               1300 South Clinton Street
               Fort Wayne IN 46802
               Attn:  Steven M. Kluever
                      Second Vice President
               Facsimile: (260) 455-1773


IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.



                                DREYFUS VARIABLE INVESTMENT FUND

Date:    9/4/2002               By:  /s/ Steven F. Newman
      ---------------------         ---------------------------
                                Name:  Steven F. Newman
                                      -------------------------
                                Title:  Assistant Secretary
                                       ------------------------

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                                THE DREYFUS SOCIALLY RESPONSIBLE
                                GROWTH FUND, INC.

Date:    9/4/2002               By:  /s/ Steven F. Newman
      ---------------------         ---------------------------
                                Name:  Steven F. Newman
                                      -------------------------
                                Title:  Secretary
                                       ------------------------



                                DREYFUS LIFE AND ANNUITY INDEX FUND,
                                INC. (d/b/a Dreyfus Stock Index Fund)

Date:    9/4/2002               By:  /s/ Steven F. Newman
      ---------------------         ---------------------------
                                Name:  Steven F. Newman
                                      -------------------------
                                Title:  Assistant Secretary
                                       ------------------------



                                LINCOLN NATIONAL LIFE INSURANCE CO.

Date:    9/9/02                 By:  /s/ Steven M. Kluever
      ---------------------         ---------------------------
                                Name: Steven M. Kluever
                                Title: Second Vice President